Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF
FINANCIAL OFFICER PURSANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

Soon Sau Lan, President for Soligor International, Inc., formerly known as AIC International, Inc. ("Soligor"), and Wong May Bo, Vice-President, Chief Financial Officer and Secretary of of Soligor, do each certify pursuant to 18 U.S.C. Section 1350 that, to the best of their knowledge:

1.		Soligor's annual report on Form 10-KSB
for the fiscal year ended February 28, 2006 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities
Exchange Act of 1934; and

2.		the information contained in the Report
fairly presents, in all material respects, the financial condition and results of operations of Soligor.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 23rd day of January, 2007.

/s PS Lan
Poon Sau Lan
President
(Principal Executive Officer)

/s WM Bo
Wong May Bo
Vice President, Chief Financial Officer and Secretary
(Principal Accounting and Financial Officer)